Exhibit 10.13

January 1, 2021

Suresh Venkatachari

2827 E. Cog Hill Terrace

Dublin, CA 94568

Dear Suresh,

Healthcare Triangle Inc is pleased to offer you the role of President/Chief Executive Officer.

Itemized below are the proposed terms of our offer:

  As President/CEO and a full time, permanent employee, your base salary will be $240,000.
  As a full time, permanent employee, you will be entitled to our Unlimited Paid Time Off Policy and 7 paid company holidays.
  The start date shall January 1, 2021
  Pay and expense reimbursement will be distributed twice a month following the completion of each normal pay period on the 15th and last day of the month.You will be eligible to enroll in direct deposit.

We will look upon you as an emissary of the company and ask that you help us to reinforce a standard of high ethics in working with fellow Healthcare Triangle associates and with our clients.

Kindly indicate your receipt and acknowledgment by your electronic signature.

We once again welcome you to be a part of Healthcare Triangle. We appreciate your confidence in our business philosophy and look forward to working closely with you.

My Best Regards,

Kristi Lane

Vice President of Talent Management

I ................................................................................................ have read and understood the letter of offer and hereby accept your offer of employment.

Signature: ...................................... Date: .................